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                           SPECIMEN STOCK CERTIFICATE

                              TOMAHAWK CORPORATION
          INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (ALBERTA)
NUMBER                                                                   SHARES
C 01209                                            CUSIP  88978C  10 6

      THIS CERTIFIES THAT





      is the registered holder of
      fully paid and non-assessable common shares without nominal or par value in the capital of


                              TOMAHAWK CORPORATION

           Transferable on the books of the Corporation by the registered holder in person or by Attorney duly authorized in writing upon surrender of this certificate properly endorsed.

           This Certificate is not valid until countersigned and registered by the Registrar and Transfer Agent of the Corporation.

           IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers.

      Dated
                                                               [ILLEGIBLE]
                                                         Chief Executive Officer
      COUNTERSIGNED AND REGISTERED
      CIBC MELLON TRUST COMPANY              CALGARY
      REGISTRAR AND TRANSFER AGENT




                                                                [ILLEGIBLE]
      By_________________________                                Secretary
            AUTHORIZED OFFICER

              THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT
               THE OFFICE OF CIBC MELLON TRUST COMPANY IN CALGARY, ALBERTA